UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2024

MEGA MATRIX CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-13387	94-3263974
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 El Camino Real, Bldg. 4, Suite 200, Palo Alto, CA	94306
(Address of Principal Executive Offices)	(Zip Code)

650-340-1888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	MPU	NYSE American Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information contained in Item 5.02 is incorporated by reference in this Item 1.01.

On May 10, 2024, the Board of Directors of Mega Matrix Corp (the “Company”) approved a form of indemnification agreement (the “Indemnification Agreement”) which supersedes all prior agreements and understandings between the parties, oral or written with respect to the subject matter of the Indemnification Agreement. On May 10, 2024, the Company entered into the Indemnification Agreement with each of the current directors and executive officers of the Company (collectively, the “Indemnitees”)

Pursuant to and subject to the terms, conditions and limitations set forth in the Indemnification Agreement, the Company will indemnify each Indemnitee, against any and all expenses incurred in connection with the Indemnitee’s service as our officer, director and or agent, or is or was serving at our request as a director, officer, employee, agent or advisor of another corporation, partnership, joint venture, trust, limited liability company, or other entity or enterprise but only if the Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest, and in the case of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. In addition, the indemnification provided in the indemnification agreement is applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven. Additionally, the Indemnification Agreement establishes processes and procedures for indemnification claims, advancement of expenses and costs and contribution obligations. The Indemnification Agreement does not exclude any other rights to indemnification or advancement of expenses to which the Indemnitee may be entitled, including any rights arising under applicable law, the Company’s Certificate of Incorporation or Bylaws, a vote of stockholders or a resolution of directors or otherwise.

The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation

On May 10, 2024, Mr. Jiang resigned as independent director and from all Board committee positions of the Company, effective immediately. Mr. Jiang’s resignation is for personal reasons and not due to any disagreement with the Company’s management team or the Company’s Board on any matter relating to the operations, policies or practices of the Company or any issues regarding the Company’s accounting policies or practices.

Appointment

On May 10, 2024, the Board appointed Mr. Junyi Dai, effective immediately, to serve as a member of the Board and as the chairperson of the compensation committee and a member of audit committee. The Board has determined that Mr. Dai is independent within the meaning of Sections 803A and 803B(2) of the NYSE American Company Guide, and applicable rules of the U.S. Securities and Exchange Commission (“SEC”).

Below is the summary of Mr. Dai’s business experience:

Junyi Dai. Mr. Dai has been the Managing Director at FLMD Pty. Ltd since 2015, where he oversees strategic planning to maximize shareholder value, manages team execution across departments, and maintains crucial relationships with stakeholders such as major customers, suppliers, and local governments. From 2009 to 2014, Mr. Dai served as General Manager Assistant at Peng Xin Investment Co. Ltd, where he was involved in financial and investment planning for listed companies. He earned his Bachelor of Commerce from the University of New South Wales.

In connection with the appointment, the Company has entered into the standard form of independent director agreement with Mr. Dai (“Agreement”) the same day. Pursuant to the Agreement, during the term of service as a director of the Company, Mr. Dai shall be entitled to an annual fee of $8,000, plus reimbursement of expenses.

Except as disclosed in this Current Report, there are no arrangements or understandings with any other person pursuant to which Mr. Dai was appointed as the director of the Company. There are also no family relationships between Mr. Dai and any of the Company’s directors or executive officers. Except as disclosed in this Current Report, the Mr. Dai has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Agreement does not purport to be complete and are qualified in its entirety by reference to the full text of such document, which is filed as Exhibits 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Indemnification Agreement
10.2	Form of Independent Director Agreement (Incorporated herein by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the SEC on October 1, 2021).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mega Matrix Corp.
a Delaware corporation

	By:	/s/ Yucheng Hu,
Yucheng Hu, Chief Executive Officer

Dated: May 14, 2024

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